Exhibit 107

CALCULATION OF FILING FEE TABLE

Security Type	Security Class Title	Fee Calculation Rule	Amount to be Registered (1)		Proposed Maximum Offering Price Per Share		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, $0.001 par value per share	Rule 457	243,122	(2)	$10.70	(3)	$2,601,405.40	$0.00015310	$398.28
Equity	Common Stock, $0.001 par value per share	Rule 457	74,136	(4)	$10.70	(3)	$793,255.20	$0.00015310	$121.45
Equity	Common Stock, $0.001 par value per share	Rule 457(h)	36,000	(5)	$8.78	(6)	$316,080.00	$0.00015310	$48.39
Equity	Common Stock, $0.001 par value per share	Rule 457	1,443	(7)	$10.70	(3)	$15,440.10	$0.00015310	$2.36
Equity	Common Stock, $0.001 par value per share	Rule 457(h)	338,411	(7)	$5.45	(3)	$1,842.737.61	$0.00015310	$282.12
			Total Offering Amounts				$5,568,918.31		-
			Total Fees Previously Paid						0
			Total Fee Offsets						0
			Net Fee Due						$852.60

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	Represents shares of Common Stock reserved for issuance pursuant to future awards granted under the Intellinetics, Inc. 2024 Equity Incentive Plan (the “2024 Plan”).
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act based upon the average of the high and low prices of the Common Stock as reported on the NYSE American stock exchange on March 19, 2025.
(4)	Represents shares of Common Stock reserved for issuance pursuant to future awards granted under the Intellinetics, Inc. 2023 Director Compensation Plan (the “Director Plan”).
(5)	Represents shares of Common Stock issuable upon the exercise of outstanding stock options under the Director Plan.
(6)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act and based on the weighted average exercise price of the outstanding stock options.
(7)	Represents shares of Common Stock reserved for issuance pursuant to future awards granted under the Intellinetics, Inc. 2015 Equity Incentive Plan, as amended (the “2015 Plan”).
(8)	Represents shares of Common Stock issuable upon the exercise of outstanding stock options under the 2015 Plan.